EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                     Media Inquiries:
Jared Harnish                                                         Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
investor_relations@openlane.com                    laurie.dippold@openlane.com

OPENLANE, Inc. Reports First Quarter 2025 Financial Results
•Marketplace dealer volume growth of 15% YoY
•Revenue of $460 million, representing 7% YoY growth, driven by 10% YoY Marketplace growth
•Income from continuing operations of $37 million, representing 99% YoY growth
•Adjusted EBITDA of $83 million, representing 11% YoY growth
•Cash flow from operating activities of $123 million, representing 22% YoY growth
•Authorized new $250 million share repurchase program
Carmel, IN, May 7, 2025 — OPENLANE, Inc. (NYSE: KAR), today reported its first quarter financial results for the period ended March 31, 2025.
"OPENLANE delivered a strong start to 2025, building on our positive momentum and delivering record performance in many areas, particularly within the marketplace business," said Peter Kelly, CEO of OPENLANE. "We grew revenue by 7%, delivered $83 million in Adjusted EBITDA and generated $123 million in cash flow from operations. It is clear that the OPENLANE brand is becoming more differentiated and valued in the eyes of our growing customer base, and I remain confident about OPENLANE’s positioning for long-term growth."
"Looking ahead, there are still many questions and unknowns relating to tariffs and their potential impact on the industry. We are operating with discipline, considering all potential scenarios and actively communicating with our customers. Given the asset-light, strong cash generation and resilient characteristics of our business, all evidenced in our Q1 performance, I believe OPENLANE is better positioned than ever to adapt, react and successfully navigate the environment."
2025 Guidance
The company is maintaining its previously stated annual guidance.

Annual Guidance
Income from continuing operations (in millions)	$100 - $114
Adjusted EBITDA (in millions)	$290 - $310
Income from continuing operations per share - diluted *	$0.38 - $0.48
Operating adjusted net income from continuing operations per share - diluted	$0.90 - $1.00
* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.
The December 2024 divestiture of the company's automotive key business is reflected in the 2025 guidance.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Operating adjusted net income from continuing operations per share excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance included below.
Share Repurchase Authorization
The board of directors approved a new share repurchase authorization of up to $250 million of the Company’s outstanding common stock through December 31, 2026. This share repurchase program replaces the prior program which had approximately $100 million remaining through December 31, 2025.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, May 7, 2025 at 5:00 p.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s first quarter 2025 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. OPENLANE's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2025 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," “contemplate,” "plan," "believe," "seek," "estimate," "assume," “can,” "could," "continue,” "of the opinion," "confident," "is set," "is on track," "outlook," “target,” “position,” “predict,” “initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating revenues
Auction fees	$125.2	$109.9
Service revenue	140.3	150.2
Purchased vehicle sales	85.7	58.2
Finance revenue	108.9	111.6
Total operating revenues	460.1	429.9

Operating expenses
Cost of services (exclusive of depreciation and amortization)	241.6	213.9
Finance interest expense	27.6	32.6
Provision for credit losses	9.3	15.8
Selling, general and administrative	107.2	106.5
Depreciation and amortization	22.7	24.3
Total operating expenses	408.4	393.1

Operating profit	51.7	36.8

Interest expense	4.0	7.1
Other (income) expense, net	(5.0)	0.5

Income from continuing operations before income taxes	52.7	29.2

Income taxes	15.8	10.7

Income from continuing operations	36.9	18.5
Income from discontinued operations, net of income taxes	—	—
Net income	$36.9	$18.5

Net income per share - basic
Income from continuing operations	$0.18	$0.05
Income from discontinued operations	—	—
Net income per share - basic	$0.18	$0.05

Net income per share - diluted
Income from continuing operations	$0.18	$0.05
Income from discontinued operations	—	—
Net income per share - diluted	$0.18	$0.05

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$220.5	$143.0
Restricted cash	36.0	40.7
Trade receivables, net of allowances	345.4	248.2
Finance receivables, net of allowances	2,333.2	2,322.7
Other current assets	110.5	96.9
Total current assets	3,045.6	2,851.5

Goodwill	1,228.0	1,222.9
Customer relationships, net of accumulated amortization	113.8	117.7
Operating lease right-of-use assets	64.9	67.1
Property and equipment, net of accumulated depreciation	146.8	149.3
Intangible and other assets	207.3	213.8
Total assets	$4,806.4	$4,622.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$835.4	$682.7
Obligations collateralized by finance receivables	1,659.5	1,660.3
Current maturities of debt	225.8	222.5
Total current liabilities	2,720.7	2,565.5

Long-term debt	—	—
Operating lease liabilities	58.2	60.4
Other non-current liabilities	42.6	41.2
Temporary equity	612.5	612.5
Stockholders’ equity	1,372.4	1,342.7
Total liabilities, temporary equity and stockholders’ equity	$4,806.4	$4,622.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$36.9	$18.5
Net income from discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22.7	24.3
Provision for credit losses	9.3	15.8
Deferred income taxes	2.4	(1.5)
Amortization of debt issuance costs	2.2	2.2
Stock-based compensation	1.7	6.6
Other non-cash, net	0.2	0.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(109.3)	(113.6)
Accounts payable and accrued expenses	156.5	147.8
Net cash provided by operating activities - continuing operations	122.6	100.2
Net cash used by operating activities - discontinued operations	—	—
Investing activities
Net increase in finance receivables held for investment	(19.8)	(26.4)
Purchases of property, equipment and computer software	(11.9)	(12.9)
Investments in securities	(0.6)	(0.4)
Proceeds from the sale of property and equipment	0.4	—
Net cash used by investing activities - continuing operations	(31.9)	(39.7)
Net cash provided by investing activities - discontinued operations	—	—
Financing activities
Net (decrease) increase in book overdrafts	(5.0)	17.0
Net borrowings from (repayments of) lines of credit	1.7	(33.2)
Net decrease in obligations collateralized by finance receivables	(2.2)	(32.8)
Payments for debt issuance costs/amendments	(0.1)	(1.9)
Payments on finance leases	—	(0.3)
Issuance of common stock under stock plans	2.1	0.4
Tax withholding payments for vested RSUs	(4.2)	(1.7)
Repurchase and retirement of common stock	(0.1)	—
Dividends paid on Series A Preferred Stock	(11.1)	(11.1)
Net cash used by financing activities - continuing operations	(18.9)	(63.6)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	1.0	(4.9)
Net increase (decrease) in cash, cash equivalents and restricted cash	72.8	(8.0)
Cash, cash equivalents and restricted cash at beginning of period	183.7	158.9
Cash, cash equivalents and restricted cash at end of period	$256.5	$150.9
Cash paid for interest	$26.1	$36.2
Cash paid for taxes, net of refunds - continuing operations	$18.1	$15.4
Cash paid for taxes, net of refunds - discontinued operations	$(1.5)	$0.2

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss), operating profit (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to income from continuing operations for the periods presented:

	Three Months Ended March 31,
(In millions), (Unaudited)	2025	2024
Income from continuing operations	$36.9	$18.5
Add back:
Income taxes	15.8	10.7
Finance interest expense	27.6	32.6
Interest expense, net of interest income	3.4	6.7
Depreciation and amortization	22.7	24.3
EBITDA	106.4	92.8
Non-cash stock-based compensation	2.0	7.0
Acquisition related costs	—	0.3
Securitization interest	(25.1)	(29.9)
Severance	2.0	1.7
Foreign currency (gains)/losses	(3.3)	2.0
Professional fees related to business improvement efforts	—	0.8
Other	0.8	0.1
Total addbacks (deductions)	(23.6)	(18.0)
Adjusted EBITDA	$82.8	$74.8

	Three Months Ended March 31, 2025
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$7.3	$29.6	$36.9
Add back:
Income taxes	5.8	10.0	15.8
Finance interest expense	—	27.6	27.6
Interest expense, net of interest income	3.4	—	3.4
Depreciation and amortization	19.7	3.0	22.7
EBITDA	36.2	70.2	106.4
Non-cash stock-based compensation	1.5	0.5	2.0
Securitization interest	—	(25.1)	(25.1)
Severance	2.0	—	2.0
Foreign currency (gains) losses	(3.3)	—	(3.3)
Other	0.7	0.1	0.8
Total addbacks (deductions)	0.9	(24.5)	(23.6)
Adjusted EBITDA	$37.1	$45.7	$82.8
The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income from continuing operations for the periods presented:

	Three Months Ended March 31,
(In millions, except per share amounts), (Unaudited)	2025	2024
Net income from continuing operations	$36.9	$18.5
Acquired amortization expense	8.3	9.3
Income taxes (1)	(1.1)	(0.4)
Operating adjusted net income from continuing operations	$44.1	$27.4

Operating adjusted net income from discontinued operations	$—	$—

Operating adjusted net income	$44.1	$27.4

Operating adjusted net income from continuing operations per share - diluted (2)	$0.31	$0.19
Operating adjusted net income from discontinued operations per share - diluted	—	—
Operating adjusted net income per share - diluted	$0.31	$0.19

Weighted average diluted shares - including assumed conversion of preferred shares	144.3	144.9
(1)For the three months ended March 31, 2025 and 2024, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments in 2023, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three-year cumulative loss related to U.S. operations, we currently have a $36.7 million valuation allowance against the U.S. net deferred tax asset.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of operating adjusted net income for purposes of calculating operating adjusted net income per diluted share.

The following table reconciles EBITDA and Adjusted EBITDA to income from continuing operations for the 2025 guidance presented:

	2025 Guidance
(In millions), (Unaudited)	Low	High
Income from continuing operations	$100	$114
Add back:
Income taxes	47	53
Finance interest expense	110	110
Interest expense, net of interest income	12	12
Depreciation and amortization	94	94
EBITDA	363	383
Total addbacks (deductions), net	(73)	(73)
Adjusted EBITDA	$290	$310
The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to income from continuing operations for the 2025 guidance presented:

	2025 Guidance
(In millions, except per share amounts), (Unaudited)	Low	High
Income from continuing operations	$100	$114
Total adjustments, net	31	31
Operating adjusted net income from continuing operations	$131	$145

Operating adjusted net income from continuing operations per share – diluted	$0.90	$1.00

Weighted average diluted shares - including assumed conversion of preferred shares	145	145